Exhibit 10.6

FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) dated as of July 1, 2008, between THE FEMALE HEALTH COMPANY (“Borrower”) and HEARTLAND BANK (“Lender”).

WITNESSETH:

WHEREAS, the parties entered into an Amended and Restated Loan Agreement dated as of July 20, 2004, as amended by the First Amendment to Amended and Restated Loan Agreement dated November 1, 2004, and as further amended by the Second Amendment to Amended and Restated Loan Agreement dated July 1, 2005 and as further amended by the Third Amendment to Amended and Restated Loan Agreement dated July 1, 2006, and as further amended by the Fourth Amendment to Amended and Restated Loan Agreement dated July 1, 2007 (the “Loan Agreement”) pursuant to which Lender has made available to Borrower from time to time term and revolving credit facilities in the maximum aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00);

WHEREAS, Borrower and Lender have agreed to amend the Loan Agreement to amend the terms and conditions of the two (2) revolving credit facilities;

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Loan Agreement shall from the date hereof refer to the Loan Agreement as amended hereby.

SECTION 2.   Amendments to Loan Agreement.  Subject to the satisfaction and occurrence of each of the conditions set forth in Section 3 hereof, the Loan Agreement is hereby amended as follows, effective as of the date hereof:

2.1.   At Section 1.1 of the Loan Agreement, replace the definition of Loan Maturity Date of Loan Number Two in its entirety as follows:

Loan Number Two – July 1, 2009

2.2.   At Section 1.1 of the Loan Agreement, replace the definition of Loan Maturity Date of Loan Number Three in its entirety as follows:

Loan Number Three – July 1, 2009

2.3.   At Section 3.1 subsection (a) of the Loan Agreement, replace the interest rate of Loan Number Two in its entirety as follows:

Loan Number Two – Prime Rate plus one-half percent (.5%)

2.4.   At Section 3.1 subsection (a) of the Loan Agreement, replace the interest rate of Loan Number Three in its entirety as follows:

Loan Number Three – Prime Rate plus one-half percent (.5%)

SECTION 3.   Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction and occurrence of each of the following conditions precedent:

3.1.   Lender shall have received executed counterparts of the following documents, each containing terms satisfactory to Lender:

(a)   this Amendment;

(b)   replacement Credit Notes for Loan Numbers Two and Three in the form and containing the terms as Exhibit A and Exhibit B, respectively, attached; and

(c)   such other documents and certificates as Lender may reasonably require.

SECTION 4.   Representations and Warranties.  Borrower represents and warrants to Lender that:

4.1.   The representations and warranties of Borrower contained in the Loan Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date).

4.2.   Borrower is in compliance with all the terms and provisions set forth in the Loan Agreement and no Default or Event of Default has occurred and is continuing or would result from the execution, delivery and performance of this Amendment.

4.3.   Borrower does not have a defense, counterclaim or offset with respect to the Loan Agreement or any of the other Loan Documents.

SECTION 5.   Voluntary Agreement.  Each party represents and warrants to the other that it has consulted or has had the opportunity to consult with counsel regarding this Amendment, that it is fully aware of the terms contained herein and that it has voluntarily and without coercion or duress of any kind entered into this Amendment.

SECTION 6.   Authority.  By execution hereof, each of the persons signing on behalf of the parties hereto hereby represents and warrants that each is fully authorized to act and execute this Agreement on behalf of their respective party.

SECTION 7.   Full Force and Effect.  Except as specifically amended hereby, all of the terms and conditions of the Loan Agreement, the Loan Documents, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and the same are hereby ratified and confirmed.  No reference to this Amendment need be made in any instrument or document at any time referring to the Loan Agreement, a reference to the Loan Agreement in any of such to be deemed to be reference to the Loan Agreement, as amended hereby.  This Amendment, the Loan Agreement, and the other Loan Documents constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

SECTION 8.   Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute together but one and the same agreement.

SECTION 9.   Headings; Recitals.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.  The rentals set forth herein are hereby incorporated into this Amendment and form a part hereof, the truth and accuracy of which is evidenced by each party’s execution hereof.

SECTION 10.  Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Missouri.

SECTION 11.  Missouri Revised Statute - §432.045.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH, TOGETHER WITH THE LOAN DOCUMENTS, IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers as of the day and year first above written.

BORROWER

THE FEMALE HEALTH COMPANY

By: /s/  O. B. Parrish
Name:  O. B. Parrish
Title:    Chairman and CEO

LENDER

HEARTLAND BANK

By: /s/  Brian Matlock
Name:  Brian Matlock
Title:    Vice President